Exhibit 99.1

Sonder Holdings Inc. Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q

SAN FRANCISCO – August 20, 2024 – Sonder Holdings Inc. (NASDAQ: SOND, “Sonder” or the “Company”) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on August 15, 2024 (the "Notice"). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Q2 2024 Form 10-Q”), as described more fully in the Company's Form 12b-25 Notification of Late Filing filed with the Securities and Exchange Commission (the "SEC") on August 9, 2024. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

The Notice indicates that the Company has until August 30, 2024 to submit an update to its original plan to regain compliance with the Listing Rule with respect to its delinquent filings, including the Q2 2024 Form 10-Q and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Q1 2024 Form 10-Q”) and Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), and indicates that any additional Nasdaq Staff exception to allow the Company to regain compliance with all delinquent filings will be limited to a maximum of 180 calendar days from the due date of the 2023 Form 10-K, or September 30, 2024. The Company intends to submit an updated compliance plan to Nasdaq and take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.

As previously disclosed, the filing of the Q2 2024 Form 10-Q, Q1 2024 Form 10-Q and 2023 Form 10-K were delayed due to the matters described in the Company’s related Forms 12b-25 and the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2024. While the Company can provide no assurances as to timing, the Company will continue to work diligently to complete and file the delayed SEC reports as soon as practicable.

About Sonder

Sonder (NASDAQ: SOND) is a leading global brand of premium, design-forward apartments and intimate boutique hotels serving the modern traveler. Launched in 2014, Sonder offers inspiring, thoughtfully designed accommodations and innovative, tech-enabled service combined into one seamless experience. Sonder properties are found in prime locations in over 40 markets, spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

To learn more, visit www.sonder.com or follow Sonder on Instagram, LinkedIn or X.

Download the Sonder app on Apple or Google Play.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s plans and expectations about the completion and filing of its delayed SEC reports, its submission of a plan to regain compliance with respect to the Listing Rule and the timing and outcome thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to uncertainties about the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s preparation of the delayed SEC reports and the related financial statements, including the possibility that additional accounting errors or corrections will be identified; the possibility of additional delays in the filing of the 2023 Form 10-K and the Company’s other SEC filings; and the other risks and uncertainties described in the Company’s SEC reports, including its Current Report on Form 8-K filed on March 15, 2024, and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.
Contacts

Media:
press@sonder.com

Investor:
ir@sonder.com